Exhibit 10.1

SALE AND AMENDMENT AGREEMENT
BY AND AMONG
POLYONE CORPORATION,
1999 PVC PARTNER INC.,
1999 GENERAL COMPOUNDING PARTNER INC.,
1999 LIMITED COMPOUNDING PARTNER INC.,
POLYONE CANADA INC.,
OCCIDENTAL PETROLEUM CORPORATION (solely for purposes of the obligations in
Section 2.3, Article IV, Section 5.9 and Article IX),
OCCIDENTAL CHEMICAL CORPORATION,
OCCIDENTAL PVC, LLC,
OCCIDENTAL PVC LP, INC.,
OCCIDENTAL PVC COMPOUND LP, INC.,
OXY VINYLS, LP,
OXY VINYLS CANADA INC.,
and
PVC POWDER BLENDS, LP
Dated as of July 6, 2007

SALE AND AMENDMENT AGREEMENT
TABLE OF CONTENTS
(This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provision of this Sale and Amendment Agreement.)

SALE AND AMENDMENT AGREEMENT
          THIS SALE AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of July 6, 2007, by and among PolyOne Corporation, an Ohio corporation resulting from the consolidation of The Geon Company and M.A. Hanna Company (“PolyOne”), 1999 PVC Partner Inc., a Delaware corporation (“1999 PVC Partner”), 1999 General Compounding Partner Inc., a Delaware corporation (“1999 General Compounding Partner”), 1999 Limited Compounding Partner Inc., a Delaware corporation (“1999 Limited Compounding Partner”), PolyOne Canada Inc. (formerly Geon Canada Inc.), a federally incorporated Canadian corporation (“PolyOne Canada”), Occidental Petroleum Corporation, a Delaware corporation (solely for purposes of the obligations in Sections 2.3, Article IV, Section 5.9 and Article IX) (“Occidental Petroleum”), Occidental Chemical Corporation, a New York corporation (“Occidental Chemical”), Occidental PVC, LLC, a Delaware limited liability company (“Occidental PVC LLC”), Occidental PVC LP, Inc., a Delaware corporation (“Occidental PVC LP”), Occidental PVC Compound LP, Inc., a Delaware corporation (“Occidental PVC Compound”), Oxy Vinyls, LP, a Delaware limited partnership (“OxyVinyls”), Oxy Vinyls Canada Inc., a federally incorporated Canadian corporation (“OxyVinyls Canada”), and PVC Powder Blends, LP, a Delaware limited partnership (“PVC Powder Blends”).
W I T N E S S E T H
          WHEREAS, PolyOne and Occidental Chemical are parties to the Master Transaction Agreement dated as of December 22, 1998 (as amended by the First Amendment to Master Transaction Agreement dated as of April 29, 1999, the “Master Transaction Agreement”);
          WHEREAS, Occidental PVC LLC, Occidental PVC LP and 1999 PVC Partner are parties to the First Amended and Restated Limited Partnership Agreement of OxyVinyls dated as of May 1, 1999 (as amended by each of the First Amendment, dated as of November 23, 1999, to First Amended and Restated Limited Partnership Agreement of OxyVinyls, the Second Amendment, dated as of April 19, 2000, to the First Amended and Restated Limited Partnership Agreement of OxyVinyls, the Third Amendment, dated as of May 11, 2000, to the First Amended and Restated Limited Partnership Agreement of OxyVinyls, and the Fourth Amendment, dated as of April 12, 2004, to the First Amended and Restated Limited Partnership Agreement of OxyVinyls, collectively, the “OxyVinyls Partnership Agreement”);
          WHEREAS, Occidental Chemical, Occidental Petroleum, PolyOne and OxyVinyls are parties to the Parent Agreement (Oxy Vinyls, LP) dated as of April 30, 1999 (the “OxyVinyls Parent Agreement”);
          WHEREAS, 1999 General Compounding Partner, 1999 Limited Compounding Partner and Occidental PVC Compound are parties to the First Amended and Restated Limited Partnership Agreement of PVC Powder Blends dated as of April 30, 1999 (the “PVC Powder Blends Partnership Agreement”);

           WHEREAS, Occidental Chemical, Occidental Petroleum, PolyOne, PVC Powder Blends and OxyVinyls are parties to the Parent Agreement (PVC Powder Blends, LP) and Business Opportunity Agreement, dated as of April 30, 1999 (the “PVC Powder Blends Parent Agreement”);
          WHEREAS, Occidental PVC Compound desires to purchase from 1999 PVC Partner, and 1999 PVC Partner desires to sell to Occidental PVC Compound, the OxyVinyls Units for the Purchase Price;
          WHEREAS, Occidental PVC Compound desires to sell to PolyOne Buyer, and PolyOne Buyer desires to purchase from Occidental PVC Compound, the PVC Powder Blends Units for $11,000,000;
          WHEREAS, the Parties desire to effect certain amendments to the Asset Transfer Agreement—Canada, dated as of April 30, 1999, among PolyOne, PolyOne Canada and OxyVinyls Canada (the “Canadian Asset Transfer Agreement”);
          WHEREAS, the Parties desire to effect certain amendments to the Asset Contribution Agreement —PVC Partnership (Geon), dated as of April 30, 1999, among PolyOne, 1999 PVC Partner and OxyVinyls (the “PolyOne PVC Asset Contribution Agreement”);
          WHEREAS, the Parties desire to effect certain amendments to the Asset Contribution Agreement—PVC Partnership (OCC), dated as of April 30, 1999, among Occidental Chemical, Occidental PVC LLC, Occidental PVC LP and OxyVinyls (the “Occidental PVC Asset Contribution Agreement”);
          WHEREAS, the Parties desire to effect certain amendments to the Asset Contribution Agreement—Compounding Partnership (Geon), dated as of April 30, 1999, among PolyOne, 1999 General Compounding Partner, 1999 Limited Compounding Partner and PVC Powder Blends (the “PolyOne Compounding Asset Contribution Agreement”);
          WHEREAS, the Parties desire to effect certain amendments to the Asset Contribution Agreement—Compounding Partnership (OCC), dated as of April 30, 1999, among Occidental Chemical, Occidental PVC Compound, PVC Powder Blends and PolyOne (the “Occidental Compounding Asset Contribution Agreement”);
          WHEREAS, the Parties desire to effect certain amendments to the Asset Purchase and Sale Agreement (Burlington), dated as of April 30, 1999, by and between Occidental Chemical and PolyOne (the “Burlington Purchase and Sale Agreement”);
          WHEREAS, the Parties desire to effect certain amendments to the Asset Purchase and Sale Agreement (Pasadena), dated as of April 30, 1999, by and between Occidental Corporation and PolyOne (the “Pasadena Purchase and Sale Agreement”); and
          WHEREAS, each of the Parties has approved and bound itself to the terms of this Agreement.

          NOW, THEREFORE, in reliance on the representations, warranties and agreements made in this Agreement and in consideration of the premises and covenants in this Agreement contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION
          Section 1.1. Definitions. Except as otherwise specified or as the context may otherwise require, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the respective meanings set forth below whenever used in this Agreement:
          “Acquisition” means, collectively, the sale and purchase of the OxyVinyls Units and the sale and purchase of the PVC Powder Blends Units, in each case, in accordance with the terms of this Agreement.
          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.
          “Business Day” means any day, other than a Saturday or Sunday, on which commercial banks are not required or authorized to close in the City of New York.
          “Change of Control” means (i) any consolidation, merger, or reorganization of, or share exchange involving the shares of capital stock or other equity securities of, a Person, other than a transaction (or series of related transactions) in which the holders of capital stock or other equity securities of such Person immediately prior to such transaction (or series of related transactions) continue to hold at least 50% of the voting power of the successor or the acquiring or surviving entity; (ii) any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of a Person; (iii) any liquidation, dissolution or winding up of a Person; or (iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of an aggregate of 50% or more of the voting power of a Person’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) who beneficially owned less than 50% of the voting power of such Person’s outstanding voting securities on the Closing Date.
          “Contract” means any contract, agreement, lease, license, indenture, note, bond, commitment, instrument or other legally binding arrangement.
          “Code” means the Internal Revenue Code of 1986, as amended.

          “Governmental Entity” means any government or governmental, statutory or regulatory entity, body thereof, or political subdivision thereof, whether federal, state, local, foreign or supranational, or any agency, instrumentality or authority thereof, or any court or arbitrator.
          “Knowledge” means, with respect to any (a) PolyOne Party, the actual knowledge of any executive officer or managerial employee of such PolyOne Party, and (b) Occidental Party, the actual knowledge of any executive officer or managerial employee of such Occidental Party.
          “Law” means any foreign, federal, state or local law, statute, code, ordinance, enactment, rule or regulation of any Governmental Entity.
          “Lien” means any mortgage, lien (statutory or other), pledge, assignment, deed of trust, hypothecation, adverse claim, charge, option, right of first refusal, preemptive right, security interest, or other encumbrance of any kind or nature, or any interest or title of any vendor, lessor, lender or other secured party under any conditional sale, capital lease, trust receipt or other title retention agreement.
          “Liquidated Indemnity Claims” means the amount of liquidated indemnity claims asserted by Occidental Chemical or OxyVinyls against PolyOne as set forth in Schedule 2.3(c).
          “Occidental Party” means, individually, each of Occidental Chemical, Occidental PVC LLC, Occidental PVC LP, Occidental PVC Compound, OxyVinyls and OxyVinyls Canada; and collectively, such Persons are referred to in this Agreement as the “Occidental Parties”.
          “Organizational Documents” means any charter, certificate or articles of incorporation, organization, formation or association, partnership agreement, limited liability company agreement, bylaws, operating agreement or similar formation or governing documents and instruments.
          “OxyVinyls Units” means the 24 units granted to 1999 PVC Partner pursuant to the OxyVinyls Partnership Agreement representing a partnership interest in OxyVinyls.
          “Party” means, individually, each of PolyOne, 1999 PVC Partner, 1999 General Compounding Partner, 1999 Limited Compounding Partner, PolyOne Canada, Occidental Petroleum (solely for purposes of the obligations in Section 2.3, Article IV, Section 5.9 and Article IX), Occidental Chemical, Occidental PVC LLC, Occidental PVC LP, Occidental PVC Compound, OxyVinyls, OxyVinyls Canada and PVC Powder Blends; and collectively, such Persons are referred to in this Agreement as the “Parties”.
          “Person” means any natural person, corporation, partnership, limited liability company, proprietorship, joint stock company, joint venture, trust, union, association, organization, Governmental Entity or other entity or business organization.
          “PolyOne Buyer” means 1999 Limited Compounding Partner.

          “PolyOne Party” means, individually, each of PolyOne, 1999 PVC Partner, 1999 General Compounding Partner, 1999 Limited Compounding Partner, PolyOne Buyer, PolyOne Canada and PVC Powder Blends; and collectively, such Persons are referred to in this Agreement as the “PolyOne Parties”.
          “Proceeding” means any judicial, administrative, investigative or arbitral actions, suits or proceedings by or before any Governmental Entity.
          “Purchase Price” means $261,000,000 less the amount of all Liquidated Indemnity Claims.
          “PVC Powder Blends Units” means the 10 units granted to Occidental PVC Compound pursuant to the PVC Powder Blends Partnership Agreement representing a partnership interest in PVC Powder Blends.
          “PVC Powder Blends Purchase Price” means $11,000,000.
          “Related Agreements” has the meaning ascribed thereto in the Master Transaction Agreement.
          “Resin Purchase Agreement” means the Resin Purchase Agreement by and between The Geon Company (now PolyOne Corporation) and Oxy Vinyls, LP and Occidental Chemical Corporation, dated as of April 30, 1999.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Surviving Related Agreements” means those agreements (other than those that are terminated in accordance with Section 5.9), as amended from time to time, between or among the PolyOne Parties, on the one hand, and the Occidental Parties, on the other hand, entered into in connection with the formation of Oxy Vinyls, LP and PVC Powder Blends, LP, including the Resin Purchase Agreement and the Vinyl Chloride Monomer Purchase Agreement by and between The Geon Company (now PolyOne Corporation) and Oxy Vinyls, LP, dated as of April 30, 1999.
          “Tax” means any federal, state, local or foreign income, gross receipts, capital stock, franchise, margin, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not.
          “Tax Return” means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Governmental Entity and relating to any Tax, including any amendments thereto.
          “Transaction Expenses” means, with respect to a Party, all costs and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) of such Party incurred in connection with the Acquisition, this Agreement and the transactions contemplated by this Agreement.

          Section 1.2. Location of Additional Defined Terms. In addition to the terms defined in Section 1.1, set forth below is a list of terms defined elsewhere in this Agreement.

Term	Section

“Agreement”	Introductory Paragraph
“Burlington Purchase and Sale Agreement”	Introductory Paragraph
“Canadian Asset Transfer Agreement”	Introductory Paragraph
“Closing”	Section 2.2
“Closing Date”	Section 2.2
“Existing Service Schedules”	Section 5.10
“LaPorte”	Section 8.1(a)
“LaPorte Merger”	Section 8.1(b)
“Master Transaction Agreement”	Introductory Paragraph
“New LaPorte”	Section 8.1(b)
“New LaPorte Membership Interest”	Section 8.1(e)
“1999 General Compounding Partner”	Introductory Paragraph
“1999 Limited Compounding Partner”	Introductory Paragraph
“1999 PVC Partner”	Introductory Paragraph
“Occidental Chemical”	Introductory Paragraph
“Occidental Compounding Asset Contribution
Agreement”	Introductory Paragraph
“Occidental Petroleum”	Introductory Paragraph
“Occidental PVC Asset Contribution Agreement”	Introductory Paragraph
“Occidental PVC Compound”	Introductory Paragraph
“Occidental PVC LLC”	Introductory Paragraph
“Occidental PVC LP”	Introductory Paragraph
“OxyVinyls”	Introductory Paragraph
“OxyVinyls Canada”	Introductory Paragraph
“OxyVinyls Canada Sale”	Section 8.1(a)
“OxyVinyls Export Sales and Cash Distribution”	Section 8.1(d)
“OxyVinyls Parent Agreement”	Introductory Paragraph
“OxyVinyls Partnership Agreement”	Introductory Paragraph
“Pasadena Purchase and Sale Agreement”	Introductory Paragraph
“PolyOne”	Introductory Paragraph
“PolyOne Canada”	Introductory Paragraph
“PolyOne Compounding Asset Contribution
Agreement”	Introductory Paragraph
“PolyOne PVC Asset Contribution Agreement”	Introductory Paragraph
“PolyOne Transition Services Agreement”	Section 5.10
“PVC Powder Blends”	Introductory Paragraph
“PVC Powder Blends Parent Agreement”	Introductory Paragraph
“PVC Powder Blends Partnership Agreement”	Introductory Paragraph
“Value Allocation”	Section 7.4(e)

          Section 1.3. Rules of Construction. The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth in this Agreement shall be deemed applicable whether the words defined are used in this Agreement in the singular or the plural; (c) wherever used in this Agreement, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) this Agreement shall be deemed to have been drafted by the Parties and this Agreement shall not be construed against any Party as the principal draftsperson of this Agreement, and no Party shall be deemed to have relied on any other Party for legal or tax advice; (e) any references in this Agreement to a particular Section or Article means a Section or Article of this Agreement unless another agreement is specified; (f) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered citations to such statutes, regulations, or provisions directly or indirectly superseding such statutes, regulations, or provisions; (g) the headings in this Agreement are for convenience of identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision of this Agreement; (h) unless otherwise expressly provided, wherever the consent of any Person is required or permitted in this Agreement, such consent may be withheld in such Person’s sole and absolute discretion; and (i) “including” means including, without limitation.
ARTICLE II
THE ACQUISITION; CLOSING
          Section 2.1. Purchase and Sale of OxyVinyls Units and PVC Powder Blends Units. On the terms and subject to the conditions of this Agreement, at the Closing, by execution of this Agreement, (i) 1999 PVC Partner shall sell, transfer and deliver to Occidental PVC Compound, and Occidental PVC Compound shall purchase from 1999 PVC Partner, free and clear of all Liens, the OxyVinyls Units for the Purchase Price, payable as set forth in Section 2.3, and (ii) Occidental PVC Compound shall sell, transfer and deliver to PolyOne Buyer, free and clear of all Liens, and PolyOne Buyer shall purchase from Occidental PVC Compound, the PVC Powder Blends Units for the PVC Powder Blends Purchase Price, payable as set forth in Section 2.3.
          Section 2.2. Closing. The closing of the Acquisition and the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, at 10:00 a.m., New York City time, or at such other offices or in such other manner (including via facsimile or electronic mail) as agreed to by the Parties, on the date of this Agreement (the “Closing Date”).
          Section 2.3. Transactions To Be Effected at the Closing. Concurrently with the execution and delivery of this Agreement, Occidental Petroleum is paying to PolyOne, on behalf of PolyOne Buyer, by wire transfer to the account specified on Schedule 2.3(a), immediately available funds in an amount equal to the Purchase Price, and PolyOne, on behalf of PolyOne Buyer, is paying to Occidental PVC Compound, by wire transfer to the account specified on Schedule 2.3(b), immediately available funds in an amount equal to the PVC Powder Blends Purchase Price.
          Section 2.4. Closing Documents. At Closing, PolyOne Buyer shall deliver to Occidental PVC Compound (i) a written resignation of each member of the OxyVinyls Partnership Governance Committee designated by any PolyOne Party, (ii) written revocations of any existing powers of attorney granted by OxyVinyls to PolyOne Buyer or any of its Affiliates or representatives, and (iii) two (2) original counterparts of an Assignment of Partnership Interest duly executed by PolyOne Buyer, in the form attached hereto as Schedule 2.4(a). At Closing, Occidental PVC Compound shall deliver to PolyOne Buyer (i) a written resignation of each member of the PVC Powder Blends Partnership Governance Committee designated by any Occidental Party, (ii) written revocations of any existing powers of attorney granted by PVC Powder Blends to Occidental PVC Compound or any of its Affiliates or representatives, and (iii) two (2) original counterparts of an Assignment of Partnership Interest duly executed by Occidental PVC Compound, in the form attached hereto as Schedule 2.4(b).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
RELATING TO THE POLYONE PARTIES
          The PolyOne Parties, jointly and severally, hereby represent and warrant to each of the Occidental Parties as follows:
          Section 3.1. Organization. Each PolyOne Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized.
          Section 3.2. Authority; Execution and Delivery; Enforceability; Consents. Each PolyOne Party has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated by this Agreement. The execution and delivery by each PolyOne Party of this Agreement and the consummation by the applicable PolyOne Party of the Acquisition and the other transactions contemplated by this Agreement (i) have been duly authorized by all necessary corporate or other organizational action of the PolyOne Parties, and (ii) will not require any filing with, permit, consent or approval of, or giving notice to, any Person other than a Party. Each PolyOne Party has duly executed and delivered this Agreement, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity.
          Section 3.3. No Conflicts. The execution and delivery by each PolyOne Party of this Agreement do not, and the consummation of the Acquisition and the other transactions contemplated by this Agreement, the performance by each PolyOne Party of its obligations under this Agreement and the compliance by each PolyOne Party with the terms of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of any PolyOne Party under, any provision of (i) Law, (ii) any of its Organizational Documents, each as in effect as of the date of this Agreement, of any PolyOne Party, (iii) any Contract to which any PolyOne Party is a party or by which any of its properties or assets is bound, or (iv) any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity to which such PolyOne Party is bound or subject.
          Section 3.4. The OxyVinyls Units. 1999 PVC Partner is the record and beneficial owner of and has good and valid title to the OxyVinyls Units free and clear of all Liens. The OxyVinyls Units constitute all of the equity interests of the PolyOne Parties in OxyVinyls. Assuming Occidental PVC Compound has the requisite power and authority to be the lawful owner of the OxyVinyls Units, upon the Closing, good and valid title to the OxyVinyls Units will pass to Occidental PVC Compound free and clear of any Liens. Other than this Agreement, the Related Agreements and the OxyVinyls Partnership Agreement, the OxyVinyls Units are not subject to any voting trust or arrangement, proxy or other Contract, including any Contract restricting or otherwise relating to the transfer, assignment or other disposition of the OxyVinyls Units.
          Section 3.5. Litigation. There are not any Proceedings pending or, to the Knowledge of any PolyOne Party, threatened against or affecting any PolyOne Party that, in any case, individually or in the aggregate, would have a material adverse affect on the ability of any 1999 PVC Partner or PolyOne Buyer to consummate the Acquisition and the other transactions contemplated by this Agreement. To the actual knowledge of Woodrow W. Ban, Stephen D. Newlin, Robert M. Rosenau, Wendy C. Shiba and W. David Wilson, there are no claims, charges, complaints, demands or Proceedings pending, threatened or asserted by any Person against OxyVinyls for HSE Claims related to Pre-Closing Liabilities (in each case, as defined in the PolyOne PVC Asset Contribution Agreement) or for breach of the Supply Agreements (as defined in the OxyVinyls Partnership Agreement), except as set forth on Schedule 3.5.
          Section 3.6. Securities Act. The PVC Powder Blend Units purchased by PolyOne Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and no PolyOne Party shall offer to sell or otherwise dispose of the PVC Powder Blend Units so acquired by it in violation of any of the registration requirements of the Securities Act.
          Section 3.7. No Broker Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from OxyVinyls in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any PolyOne Party.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
RELATING TO THE OCCIDENTAL PARTIES

          The Occidental Parties, jointly and severally, and Occidental Petroleum, solely with respect to Sections 4.1, 4.2 and 4.3 solely with respect to itself, hereby represent and warrant to each of the PolyOne Parties as follows:
          Section 4.1. Organization. Each Occidental Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized.
          Section 4.2. Authority; Execution and Delivery; Enforceability; Consents. Each Occidental Party has full power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated by this Agreement. The execution and delivery by each Occidental Party of this Agreement and the consummation by the applicable Occidental Party of the Acquisition and the other transactions contemplated by this Agreement (i) have been duly authorized by all necessary corporate or other organizational action of the Occidental Parties and (ii) will not require any filing with, permit, consent or approval of, or giving notice to, any Person other than a Party. Each Occidental Party has duly executed and delivered this Agreement, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and to general principles of equity.
          Section 4.3. No Conflicts. The execution and delivery by each Occidental Party of this Agreement do not, and the consummation of the Acquisition and the other transactions contemplated by this Agreement, the performance by each Occidental Party of its obligations under this Agreement and the compliance by each Occidental Party with the terms of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of any Occidental Party under, any provision of (i) Law, (ii) any of its Organizational Documents, each as in effect as of the date of this Agreement, of any Occidental Party, (iii) any Contract to which any Occidental Party is a party or by which any of its properties or assets is bound, or (iv) any injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity to which such Occidental Party is bound or subject.
          Section 4.4. The PVC Powder Blends Units. Occidental PVC Compound is the record and beneficial owner of and has good and valid title to the PVC Powder Blends Units free and clear of all Liens. The PVC Powder Blends Units constitute all of the equity interests of the Occidental Parties in PVC Powder Blends. Assuming PolyOne Buyer has the requisite power and authority to be the lawful owner of the PVC Powder Blends Units, upon the Closing, good and valid title to the PVC Powder Blends Units will pass to PolyOne Buyer free and clear of any Liens. Other than this Agreement, the Related Agreements and the PVC Powder Blends Partnership Agreement, the PVC Powder Blends Units are not subject to any voting trust or arrangement, proxy or other Contract, including any Contract restricting or otherwise relating to the transfer, assignment or other disposition of the PVC Powder Blends Units.

          Section 4.5. Litigation. There are not any Proceedings pending or, to the Knowledge of any Occidental Party, threatened against or affecting any Occidental Party that, in any case, individually or in the aggregate, would have a material adverse affect on the ability of Occidental PVC Compound to consummate the Acquisition and the other transactions contemplated by this Agreement. To the actual knowledge of B. Chuck Anderson, Dennis F. Blake, Stephen I. Chazen, and Scott A. King, there are no claims, charges, complaints, demands or Proceedings pending, threatened or asserted by any Person against PVC Powder Blends for HSE Claims related to Pre-Closing Liabilities (in each case, as defined in the Occidental Compounding Asset Contribution Agreement) or for breach of the Supply Agreements (as defined in the OxyVinyls Partnership Agreement), except as set forth on Schedule 4.5.
          Section 4.6. Securities Act. The OxyVinyls Units purchased by Occidental PVC Compound pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and no Occidental Party shall offer to sell or otherwise dispose of the OxyVinyls Units so acquired by it in violation of any of the registration requirements of the Securities Act.
          Section 4.7. No Broker Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from PVC Powder Blends in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Occidental Party.
ARTICLE V
AMENDMENTS TO RELATED AGREEMENTS
          Section 5.1. Canadian Asset Transfer Agreement. The Parties to the Canadian Asset Transfer Agreement hereby agree that, pursuant to Section 5.7 of the Canadian Asset Transfer Agreement:
               (a) clause (ix) of Section 1.5(a) thereof is hereby amended and restated as follows:
                    “(ix) Any HSE Claims that are related to Pre-Closing Liabilities and that are first asserted after the 2007 Closing Date;”; and
               (b) the following definition is added to Appendix A of the Canadian Asset Transfer Agreement:
                    “‘2007 Closing Date’ means July 6, 2007.”.
          Section 5.2. PolyOne PVC Asset Contribution Agreement. The Parties to the PolyOne PVC Asset Contribution Agreement hereby agree that, pursuant to Section 6.7 of the PolyOne PVC Asset Contribution Agreement:
               (a) clause (ix) of Section 1.5(a) thereof is hereby amended and restated as follows:

                    “(ix) Any HSE Claims that are related to Pre-Closing Liabilities and that are first asserted after the 2007 Closing Date;”; and
               (b) the following definition is added to Appendix A of the PolyOne PVC Asset Contribution Agreement:
                    “‘2007 Closing Date’ means July 6, 2007.”.
          Section 5.3. Occidental PVC Asset Contribution Agreement. The Parties to the Occidental PVC Asset Contribution Agreement hereby agree that, pursuant to Section 6.7 of the Occidental PVC Asset Contribution Agreement:
               (a) clause (ix) of Section 1.5(a) thereof is hereby amended and restated as follows:
                    “(ix) Any HSE Claims that are related to Pre-Closing Liabilities and that are first asserted after the 2007 Closing Date;”; and
               (b) the following definition is added to Appendix A of the Occidental PVC Asset Contribution Agreement:
                    “‘2007 Closing Date’ means July 6, 2007.”.
          Section 5.4. PolyOne Compounding Asset Contribution Agreement. The Parties to the PolyOne Compounding Asset Contribution Agreement hereby agree that, pursuant to Section 6.7 of the PolyOne Compounding Asset Contribution Agreement:
               (a) clause (ix) of Section 1.5(a) thereof is hereby amended and restated as follows:
                    “(ix) Any HSE Claims that are related to Pre-Closing Liabilities and that are first asserted after the 2007 Closing Date;”; and
               (b) the following definition is added to Appendix A of the PolyOne Compounding Asset Contribution Agreement:
                    “‘2007 Closing Date’ means July 6, 2007.”.
          Section 5.5. Occidental Compounding Asset Contribution Agreement. The Parties to the Occidental Compounding Asset Contribution Agreement hereby agree that, pursuant to Section 6.7 of the Occidental Compounding Asset Contribution Agreement:
               (a) clause (ix) of Section 1.5(a) thereof is hereby amended and restated as follows:

                    “(ix) Any HSE Claims that are related to Pre-Closing Liabilities and that are first asserted after the 2007 Closing Date;”; and
               (b) the following definition is added to Appendix A of the Occidental Compounding Asset Contribution Agreement:
                    “‘2007 Closing Date’ means July 6, 2007.”.
          Section 5.6. Burlington Purchase and Sale Agreement. The Parties to the Burlington Purchase and Sale Agreement hereby agree that, pursuant to Section 8.6 of the Burlington Purchase and Sale Agreement:
               (a) clause (ix) of Section 2.1(a) thereof is hereby amended and restated as follows:
                    “(ix) Any HSE Claims that are related to Pre-Closing Liabilities and that are first asserted after the 2007 Closing Date;”; and
               (b) the following definition is added to Section 9.1 of the Burlington Purchase and Sale Agreement:
                    “‘2007 Closing Date’ means July 6, 2007.”.
          Section 5.7. Pasadena Purchase and Sale Agreement. The Parties to the Pasadena Purchase and Sale Agreement hereby agree that, pursuant to Section 8.6 of the Pasadena Purchase and Sale Agreement:
               (a) clause (ix) of Section 2.1(a) thereof is hereby amended and restated as follows:
                    “(ix) Any HSE Claims that are related to Pre-Closing Liabilities and that are first asserted after the 2007 Closing Date;”; and
               (b) the following definition is added to Section 9.1 of the Pasadena Purchase and Sale Agreement:
                    “‘2007 Closing Date’ means July 6, 2007.”.
          Section 5.8. Survival of Certain Agreements. Except as expressly amended hereby, all other obligations of the Parties under the Surviving Related Agreements shall survive and continue in full force and effect, including the environmental, supply, pricing and other terms and obligations set forth therein. The Parties further agree to the matters set forth on Schedules 5.8(a) and (b), notwithstanding the amendments set forth in this Article V.

          Section 5.9. Confirmation of Termination or Amendment of Certain Agreements. The Parties hereby agree and acknowledge that the agreements listed on Schedule 5.9 between or among the PolyOne Parties, on the one hand, and the Occidental Parties, on the other hand, have been or are hereby terminated in accordance with their terms and are of no force and effect, or are hereby amended, all as more particularly described in Schedule 5.9.
          Section 5.10. Transition Services. The Parties agree and acknowledge that the Schedules A1, A4, A8, A10, A11, A12 and M4 (including bagging, packaging and warehousing services at OxyVinyls’ Pedricktown, New Jersey plant) (such schedules collectively, the “Existing Service Schedules”) attached as Schedule 5.10 to this Agreement constitute all of the schedules currently in force and effect under that certain Transition Services Agreement — PVC Partnership (Geon), dated as of April 30, 1999, between PolyOne and OxyVinyls (the “PolyOne Transition Services Agreement”), and that all other schedules to the PolyOne Transition Services Agreement have been terminated and are of no further force or effect. Subject to the terms and conditions set forth in the PolyOne Transition Services Agreement and the Existing Service Schedules, each Party agrees to (i) continue to perform the PolyOne Transition Services Agreement and the Existing Service Schedules in good faith and consistent with the manner previously conducted and performed by such Parties, and (ii) use commercially reasonable efforts to amend and supplement the Existing Service Schedules in good faith in a manner as is necessary to accurately document the services provided thereunder, including providing for pricing thereunder based upon PolyOne’s actual costs of performing such services.
ARTICLE VI
EFFECT OF THE ACQUISITION
          Section 6.1. OxyVinyls. (a) The purchase and sale of the OxyVinyls Units pursuant to this Agreement shall be deemed to be a Transfer (as defined in the OxyVinyls Partnership Agreement) made in accordance with, and in satisfaction of or in substitution for the requirements set forth in, Section 10.2 thereof, and Occidental PVC Compound shall be deemed to be a Substitute Limited Partner (as defined in the OxyVinyls Partnership Agreement, after giving effect to the amendment to such definition in Section 6.1(b) below), and effective as of the Closing, all rights and obligations of 1999 PVC Partner under the OxyVinyls Partnership Agreement shall terminate, cease and be of no further force or effect, including the right to receive any dividends or distributions (provided, however, that this provision shall not affect the rights of 1999 PVC Partner to receive any Tax refunds to which it is entitled pursuant to Section 7.5) and the right to audit, in each case, with respect to any period.
               (b) The Parties hereby agree that, pursuant to Section 13.18 of the OxyVinyls Partnership Agreement, the definition of “Substitute Limited Partner” set forth in Appendix A thereto is hereby amended and restated as follows:
                    “‘Substitute Limited Partner’ means a Person who is admitted as a Limited Partner to the Partnership in place of and with all the rights and obligations of a Limited Partner.”.

               (c) Except as set forth in Article V and this Article VI, neither this Agreement nor the consummation of the Acquisition and the other transactions contemplated by this Agreement, shall in any way amend or modify the Surviving Related Agreements, which shall remain in full force and effect in accordance with their respective terms.
               (d) (i) Occidental Chemical shall cause OxyVinyls to perform all of its obligations to PolyOne under the Resin Purchase Agreement for the applicable term of such agreement, on the terms and subject to the conditions provided therein. OxyVinyls, Occidental Chemical and PolyOne hereby affirm the assignment provisions set forth in the Resin Purchase Agreement.
                    (ii) If OxyVinyls shall (x) fail to perform its obligations in respect of Assumed Liabilities (as defined in the PolyOne PVC Asset Contribution Agreement) or its indemnity and contribution obligations, in each case, in accordance with and subject to the terms and conditions of the PolyOne PVC Asset Contribution Agreement, as amended by this Agreement, and after such obligations have been acknowledged in writing by OxyVinyls, or otherwise finally determined to be due and owing pursuant to and in accordance with the terms and conditions of the PolyOne PVC Asset Contribution Agreement, including, if applicable, the Dispute Resolution Procedures set forth in Appendix B to the PolyOne PVC Asset Contribution Agreement, then Occidental Chemical shall be responsible for such obligations or (y) be liquidated, dissolved or otherwise cease to exist, or be declared bankrupt, then Occidental Chemical shall be responsible for OxyVinyls’ obligations in respect of Assumed Liabilities (as defined in the PolyOne PVC Asset Contribution Agreement) and indemnity and contribution obligations, in each case, in accordance with and subject to the terms and conditions of the PolyOne PVC Asset Contribution Agreement, as amended by this Agreement.
          Section 6.2. PVC Powder Blends. (a) The purchase and sale of the PVC Powder Blends Units pursuant to this Agreement shall be deemed to be a Transfer (as defined in the PVC Powder Blends Partnership Agreement) made in accordance with, and in satisfaction of or in substitution for the requirements set forth in, Section 10.2 thereof, and PolyOne Buyer shall be deemed to be a Substitute Limited Partner (as defined in the PVC Powder Blends Partnership Agreement, after giving effect to the amendment to such definition in Section 6.2(b) below), and effective as of the Closing, all rights and obligations of Occidental PVC Compound under the PVC Powder Blends Partnership Agreement shall terminate, cease and be of no further force or effect, including the right to receive any dividends or distributions (provided, however, that this provision shall not affect the rights of Occidental PVC Compound to receive any Tax refunds to which it is entitled pursuant to Section 7.5) and the right to audit, in each case, with respect to any period.
               (b) The Parties hereby agree that, pursuant to Section 13.18 of the PVC Powder Blends Partnership Agreement, the definition of “Substitute Limited Partner” set forth in Appendix A thereto is hereby amended and restated as follows:
                    “‘Substitute Limited Partner’ means a Person who is admitted as a Limited Partner to the Partnership in place of and with all the rights and obligations of a Limited Partner.”.

               (c) Upon a Change of Control that results in a horizontal competitor of OxyVinyls owning or otherwise acquiring PolyOne, OxyVinyls and PolyOne agree to reform and amend the pricing mechanism set forth in the Resin Purchase Agreement as appropriate and necessary to assure compliance with applicable Law.
               (d) Consistent with the terms of Section 5.8 of this Agreement, PolyOne hereby affirms its contribution and indemnity obligations under the PolyOne PVC Asset Contribution Agreement, as amended by this Agreement.
ARTICLE VII
TAX MATTERS
          Section 7.1. Allocation of Tax Liability. Each Party shall be responsible for its portion of Taxes of OxyVinyls and its subsidiaries and PVC Powder Blends, as the case may be, whether or not such Taxes are reported on any Tax Return, for all taxable periods ending on or before the Closing Date and the portion through the Closing Date for any taxable period that includes but does not end on the Closing Date. Each Party shall provide the other Parties reasonable cooperation in connection with the filing of any Tax Returns by any Party for such periods and any audit, litigation or other proceeding with respect to such Tax Returns. Any sales, transfer, purchase, use, excise or other similar taxes that may be payable by reason of the sale, transfer or conveyance of (i) the OxyVinyls Units shall be paid by Occidental PVC Compound, and (ii) the PVC Powder Blends Units and the New LaPorte Membership Interest shall be paid by PolyOne Buyer and 1999 PVC Partner, respectively.
          Section 7.2. Allocation of Taxable Income for 2007. The Parties recognize that the taxable year of OxyVinyls will close with respect to 1999 PVC Partner as of the Closing Date pursuant to Code Section 706(c)(2)(A). For purposes of determining 1999 PVC Partner’s distributive share of OxyVinyls’ taxable income and other items described in Code Section 702(a) for the taxable year of OxyVinyls that includes the Closing Date, the portion of such taxable income and other items allocable to the period from the beginning of such taxable year through and including the Closing Date shall be determined by (i) calculating those amounts on a year-to-date basis through the end of the calendar month immediately preceding the Closing Date; (ii) dividing the amounts so calculated by the number of days year-to-date through the end of such calendar month; and (iii) multiplying the amounts calculated in the immediately preceding subsection by the number of days year-to-date through the Closing Date.
          Section 7.3. Cooperation. Each Party shall (i) assist as may reasonably be requested by the other Parties in preparation of any Tax Return, audit or other examination by any taxing authority or Proceedings relating to liability for Taxes, (ii) retain and provide the other with access at reasonable times to review and copy any records or information which the Party requesting access may reasonably deem relevant to such Tax Return, audit or examination, Proceeding or determination, and (iii) provide the other Parties with the amount of any income, deductions or other information required to be shown on any Tax Return of the other Parties for any period when the Party requested to furnish such information has such information in its possession.

          Section 7.4. Consistent Reporting. Notwithstanding anything to the contrary contained in this Agreement, for all federal, state, foreign and local tax reporting purposes, all Parties shall maintain the following positions:
          (a) The OxyVinyls Canada Sale shall be treated as a taxable sale;
          (b) The LaPorte Merger shall be treated as a liquidation of LaPorte to which Code Section 331 applies;
          (c) The OxyVinyls Export Sales Distribution shall be treated as a non event for federal income tax reporting purposes;
          (d) OxyVinyls’ sale of the New LaPorte Membership Interest to 1999 PVC Partner pursuant to Section 8.1(e) shall be treated as a taxable sale of the assets of New LaPorte for federal income tax reporting purposes;
          (e) In the event that, in connection with any such reporting, any Party makes an allocation of fair market value among the assets of OxyVinyls (a “Value Allocation”), such Value Allocation shall be made as follows:
               (i) First, to cash and accounts receivables at their net book value as of the Closing Date;
               (ii) Second, to other current assets, excluding inventory, at their net book value as of the Closing Date;
               (iii) Third, to inventory as follows:
                    (A) In the case of stores and spares, at their net book value less current reserves as of the Closing Date;
                    (B) In the case of raw materials, at their replacement cost as of the Closing Date; and
               (C) In the case of finished goods and work in process, at their estimated selling price less remaining manufacturing and selling cost and the amount of profit associated with such remaining manufacturing and selling cost.
               (iv) Fourth, to OxyVinyls Canada at sixty million dollars ($60,000,000);
               (v) Fifth, to OxyVinyls Export Sales, LLC at its net book value as of the Closing Date; and
               (vi) Sixth, to building and equipment until the value equals zero.

     No portion of the value shall be allocated to goodwill or intangibles. The Parties agree that Schedule 7.4 is a fair and reasonable representation of the manner in which a Value Allocation would have been made if the Acquisition had occurred on December 31, 2006. The Parties will make any Value Allocation as of the Closing Date using the methodology set forth in Section 7.4(e).
          (f) The acquisition of the OxyVinyls Units and the PVC Powder Blends Units shall be treated as a purchase of partnership interests for consideration equal to the Purchase Price and the PVC Powder Blends Purchase Price, respectively;
          (g) All Tax Returns, including information returns and tax work papers, shall be prepared and filed in a manner consistent with the foregoing covenants;
          (h) The Parties shall take no positions that are contrary to the foregoing covenants; and
          (i) No Party shall (without express written consent from the other Parties):
               (i) Enter into any settlement or compromise with any Governmental Entity in any manner contrary to the foregoing;
               (ii) Enter into an agreement, whether express or implied, with any Governmental Entity that is in any manner contrary to the foregoing; and
               (iii) Concede, whether orally or in writing, in the course of any audit or review by any Governmental Entity, to any adjustment to the taxable income, gain, losses, deductions and credits that is inconsistent with the foregoing.
          Section 7.5. Refunds of Taxes. (a) If any Occidental Party receives a Tax refund based on the business of or with respect to OxyVinyls or its subsidiaries for Taxes arising in a period on or before the Closing Date, all or any portion of which is allocable to 1999 PVC Partner based on its ownership of the OxyVinyls Units prior to the Closing Date, such Occidental Party shall pay to 1999 PVC Partner, within thirty (30) days following the receipt of such Tax refund, the amount of such Tax refund allocable to 1999 PVC Partner. If any PolyOne Party receives a Tax refund based on the business of or with respect to OxyVinyls with respect to Taxes arising in a period after the Closing Date, such PolyOne Party shall pay the amount of such Tax refund to Occidental PVC Compound within thirty (30) days following the receipt thereof.
          (b) If any PolyOne Party receives a Tax refund based on the business of or with respect to PVC Powder Blends for Taxes arising in a period on or before the Closing Date, all or any portion of which is allocable to Occidental PVC Compound based on its ownership of the PVC Powder Blends Units prior to the Closing Date, such PolyOne Party shall pay to Occidental PVC Compound, within thirty (30) days following the receipt of such Tax refund, the amount of such Tax refund allocable to Occidental PVC Compound. If any Occidental Party receives a Tax refund based on the business of or with respect to PVC Powder Blends with respect to Taxes arising in a period after the Closing Date, such Occidental Party shall pay the amount of such Tax refund to 1999 PVC Partner within thirty (30) days following the receipt thereof.
          Section 7.6. Indemnity. (a) Occidental PVC Compound shall be liable for, and shall indemnify, defend and hold 1999 PVC Partner harmless from and against, any and all Taxes imposed on 1999 PVC Partner based upon the business of or with respect to OxyVinyls for any period subsequent to the Closing Date; and (b) PolyOne Buyer shall be liable for, and shall indemnify, defend and hold Occidental PVC Compound harmless from and against, any and all Taxes imposed on Occidental PVC Compound based upon the business of or with respect to PVC Powder Blends for any period subsequent to the Closing Date.
ARTICLE VIII
POST-CLOSING COVENANTS
          Section 8.1. Reorganization of LaPorte Chemicals Corp. Within thirty (30) days following the Closing, or as soon as reasonably practicable thereafter, the Parties shall effect, and each Party hereby agrees, in furtherance of the cooperation covenants in Section 9.13 of this Agreement, to execute such documents, agreements and other instruments reasonably acceptable to such Party, and each of the respective Parties shall effect each of the following:
          (a) LaPorte Chemicals Corp., a Delaware corporation (“LaPorte”) and a wholly owned subsidiary of OxyVinyls, shall sell all of its equity interest in OxyVinyls Canada to Occidental PVC LP (the “OxyVinyls Canada Sale”);
          (b) After the OxyVinyls Canada Sale, LaPorte shall merge (the “LaPorte Merger”) with and into New LaPorte Chemicals, LLC, a newly-formed Delaware limited liability company and a wholly owned subsidiary of OxyVinyls (“New LaPorte”);
          (c) After the LaPorte Merger, New LaPorte shall settle all of its intercompany receivables and payables accounts;
          (d) After the LaPorte Merger, New LaPorte shall distribute to OxyVinyls: (i) all of its membership interest in Oxy Vinyls Export Sales, LLC, a Delaware limited liability company and a wholly owned subsidiary of New LaPorte; and (ii) the remaining cash and other proceeds received from the sale of OxyVinyls Canada under Section 8.1(a) (the “OxyVinyls Export Sales and Cash Distribution”); and
          (e) After the OxyVinyls Export Sales and Cash Distribution, OxyVinyls shall sell to 1999 PVC Partner, for $1 and other good and valuable consideration, the receipt and adequacy of which are acknowledged by the Parties, and 1999 PVC Partner shall purchase from OxyVinyls, all of OxyVinyls’ outstanding membership interest in New LaPorte (the “New LaPorte Membership Interest”), subject to the following:
          (i) PolyOne shall not, through its acquisition of the New LaPorte Membership Interest, acquire any assets, rights or properties of OxyVinyls, other than the capital stock of LaPorte pursuant to the transactions contemplated under this Agreement, or any assets, rights or properties of OxyVinyls Canada;

          (ii) (A) The Contributed Business as set forth on Schedule A of the PolyOne PVC Asset Contribution Agreement contributed by PolyOne to OxyVinyls as of May 1, 1999 under the PolyOne PVC Asset Contribution Agreement, other than the capital stock of LaPorte, shall be deemed to constitute the Contributed Business under the PolyOne PVC Asset Contribution Agreement, notwithstanding the former ownership, leasing or operation by LaPorte of such Contributed Business and as though PolyOne had never contributed LaPorte to OxyVinyls; and
               (B) LaPorte shall constitute an “Affiliate” of “Contributor” under the PolyOne PVC Asset Contribution Agreement for all purposes, and
               (C) Allocation of the Liabilities of LaPorte prior to May 1, 1999 with respect to the Contributed Business as set forth on Schedule A of the PolyOne PVC Asset Contribution Agreement contributed by PolyOne to OxyVinyls as of May 1, 1999, shall occur between or among the Parties in the manner of all other Liabilities of Contributor and its Affiliates under inter alia paragraph 5.2 of the PolyOne PVC Asset Contribution Agreement;
               (iii) the Liabilities arising from the operation of LaPorte and New LaPorte from and after May 1, 1999 through the Closing Date shall be allocated between or among the Parties in the manner of all other Liabilities under the PolyOne PVC Asset Contribution Agreement;
               (iv) for the avoidance of doubt, all other Liabilities of LaPorte and of New LaPorte not specified in clauses (ii) or (iii) above, including all Liabilities of LaPorte not arising out of the Contributed Business as conducted by Contributor and its Affiliates prior to May 1, 1999, shall remain Pre-Closing Liabilities and shall not constitute Assumed Liabilities, and shall remain subject to PolyOne’s obligations under Section 5.2(a)(iii) of the PolyOne PVC Asset Contribution Agreement as though such Liabilities constituted Excluded Assets; and
               (v) the Liabilities, if any, of the Occidental Parties arising from the contribution of LaPorte to OxyVinyls, including any Liability arising from the status of OxyVinyls as a stockholder of LaPorte, but excluding Liabilities specified in clauses (ii) and (iii) above, shall be the responsibility of PolyOne, shall not constitute Assumed Liabilities, and shall be subject to PolyOne’s obligations under Section 5.2(a)(iii) of the PolyOne PVC Asset Contribution Agreement as though such Liabilities constituted Excluded Assets.
     As used in this Section 8.1(e), the terms “Affiliate”, “Contributor”, “Contributed Business”, “Assumed Liabilities”, “Excluded Assets”, “Liabilities” and “Pre-Closing Liabilities” shall have the meanings assigned thereto in the PolyOne PVC Asset Contribution Agreement.
          (f) Effective upon the consummation of the sale of the New LaPorte Membership Interest pursuant to Section 8.1(e), PolyOne, on behalf of each PolyOne Party and

New LaPorte, hereby expressly agrees and acknowledges that all of New LaPorte’s rights, as successor to the rights and obligations of LaPorte, in, to and under, and all of New LaPorte’s interest in, that certain PVC Resin and VCM Technology Agreement, dated as of April 30, 1999, between The Geon Company (now PolyOne Corporation) and Oxy Vinyls, LP, and that certain PVC Resin and VCM Technology Agreement, dated as of April 30, 1999, between Occidental Chemical Corporation and Oxy Vinyls, LP, shall be relinquished, terminated and of no further force or effect.
ARTICLE IX
GENERAL PROVISIONS
          Section 9.1. Assignment. This Agreement and the rights and obligations under this Agreement shall not be assignable or transferable by any Party without the prior written consent of the other Parties; provided, however, that Occidental PVC Compound shall have the right to designate one or more of its Affiliates to take title to the OxyVinyls Units and PolyOne Buyer shall have the right to designate one of more of its Affiliates to take title to the PVC Powder Blends Units. Any attempted assignment in violation of this Section 9.1 shall be void.
          Section 9.2. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any Person, other than the Parties and such respective successors and assigns, any legal or equitable rights under this Agreement.
          Section 9.3. Transaction Expenses. Each Party shall be responsible for the full satisfaction and discharge of its own Transaction Expenses.
          Section 9.4. Notices. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or confirmed facsimile transmission, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) as follows:
(i)      if to any PolyOne Party,

      PolyOne Corporation
      33587 Walker Road
      Avon Lake, Ohio 44012
      Facsimile: 440-930-1002
      Attention: Wendy C. Shiba
                          Senior Vice President, Chief Legal Officer and Secretary;
      with a copy to:

      PolyOne Corporation
      33587 Walker Road
      Avon Lake, Ohio 44012
      Facsimile: 440-930-1002
      Attention: W. David Wilson
                          Senior Vice President and Chief Financial Officer; and
      Jones Day
      901 Lakeside Avenue
      Cleveland, Ohio 44114
      Facsimile: 216-579-0212
      Attention: Lyle G. Ganske; and
(ii)      if to any Occidental Party,
      Occidental Chemical Corporation
      5005 LBJ Freeway, Suite 2200
      Dallas, Texas 75244
      Facsimile: 972-404-3957
      Attention: Scott A. King
                          Vice President and General Counsel
      with a copy to:
      Occidental Petroleum Corporation
      10889 Wilshire Boulevard
      Los Angeles, California 90024
      Facsimile: 310-443-6135
      Attention: James M. Lienert
                          Executive Vice President — Finance and Planning
          Section 9.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered (including by means of facsimile or other non-alterable electronic transmission) to the other Parties.
          Section 9.6. Entire Agreement. This Agreement and the Surviving Related Agreements contain the entire agreement and understanding among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings relating to such subject matter. None of the Parties shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth in this Agreement or the Surviving Related Agreements.

          Section 9.7. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing Occidental Chemical, on the one hand, or PolyOne, on the other hand, may waive compliance by the PolyOne Parties or the Occidental Parties, as applicable, with any term or provision of this Agreement that such PolyOne Party or Occidental Party, as applicable, was or is obligated to comply with or perform. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights under this Agreement shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
          Section 9.8. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or the remaining portion thereof) or the application of such provision (or portion thereof) to any other Persons or circumstances.
          Section 9.9. Consent to Jurisdiction. Each Party irrevocably submits to the jurisdiction of any federal or state court located in the State of Delaware for the purposes of any Proceeding arising out of this Agreement or any transaction contemplated by this Agreement. Each Party agrees to commence any such Proceeding either in a United States District Court located in the State of Delaware or if such Proceeding may not be brought in such court for jurisdictional reasons, in a state court located in the State of Delaware in New Castle County. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 9.9. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated by this Agreement in a United States District Court located in the State of Delaware or a state court located in the State of Delaware in New Castle County, and by this Agreement further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the specific jurisdiction, dispute resolution and governing law provisions set forth in the Surviving Related Agreements shall remain in full force and effect with respect to such Surviving Related Agreements. In the event of a Proceeding brought with respect to this Agreement and one or more Surviving Related Agreements, or with respect to multiple Surviving Related Agreements, the jurisdiction, dispute resolution and governing law provisions set forth in the primary Surviving Related Agreement shall control; provided, however, that, notwithstanding the foregoing, PolyOne shall be entitled to seek enforcement of the obligations of Occidental Chemical under Section 6.1(d) in Delaware pursuant to provisions of this Section 9.9.
          Section 9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.
          Section 9.11. Waiver of Jury Trial. Each Party hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated by this Agreement. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.11.
          Section 9.12. Specific Enforcement. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.12, this being in addition to any other remedy to which they may be entitled at law or in equity.
          Section 9.13. Further Assurances. At any time after the Closing, at one Party’s request and without further consideration, the other Party or Parties shall cooperate and execute and deliver such other instruments of sale, conveyance, transfer, assignment, assumption and confirmation and take such further action as any Party may reasonably deem necessary in order to effectively (a) convey, transfer and assign (i) to Occidental PVC Compound, and to confirm Occidental PVC Compound’s title to, all of the OxyVinyls Units and to put Occidental PVC Compound in actual possession and control thereof, (ii) to PolyOne Buyer, and to confirm PolyOne Buyer’s title to, all of the PVC Powder Blends Units and to put PolyOne Buyer in actual possession and control thereof and (iii) to 1999 PVC Partner, and to confirm 1999 PVC Partner’s title to, all of the New LaPorte Membership Interest and to put 1999 PVC Partner in actual possession and control thereof; and (b) terminate any of LaPorte’s rights in, and sublicense rights to, any know-how, technology or patents of OxyVinyls, Occidental Chemical or OxyVinyls Canada. Moreover, the Parties shall continue to cooperate with respect to access, egress, ingress and regulatory requirements for investigation, monitoring, remediation and closure activities related to HSE Laws at current and former plant sites that present environmental compliance issues where there are no Surviving Related Agreements governing the same, including at the sites identified in Schedules 5.8(a) and (b) to this Agreement.
          Section 9.14. Press Releases and Announcements. Each of PolyOne and Occidental Petroleum shall give the other party the right to approve, not to be unreasonably withheld, any press release or public announcement to be issued by the other party in connection with this Agreement, except (i) to the extent such press release or public announcement is not inconsistent with, and does not contain price information or substantive terms that are in addition to, any press release or public announcement previously approved by the other party, or (ii) as required by Law or listing agreement with a national security exchange, and then only after prior consultation with the other party.

          Section 9.15. Survival. All representations and warranties contained in this Agreement will survive the execution and delivery of this Agreement for a period of two (2) years after the Closing, except for any representations with respect to Taxes, which shall survive until the expiration of the applicable statutes of limitations with respect thereto.
          Section 9.16. No Consequential Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER A PARTY NOR ANY OF ITS AGENTS, EMPLOYEES, REPRESENTATIVES OR AFFILIATES SHALL BE LIABLE TO ANOTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL OR OTHER SIMILAR DAMAGES IN CONNECTION WITH DIRECT CLAIMS BY SUCH OTHER PARTY (I.E., A CLAIM BY SUCH PARTY THAT DOES NOT SEEK REIMBURSEMENT FOR A THIRD PARTY CLAIM PAID OR PAYABLE BY SUCH PARTY) WITH RESPECT TO THEIR OBLIGATIONS UNDER THIS AGREEMENT.

          IN WITNESS WHEREOF, each of the Parties have duly executed this Agreement as of the date first written above.

POLYONE CORPORATION,
By:	/s/ W. David Wilson
	Name:	W. David Wilson
	Title:	Senior Vice President and Chief Financial Officer

1999 PVC PARTNER INC.,
By:	/s/ W. David Wilson
	Name:	W. David Wilson
	Title:	President

1999 GENERAL COMPOUNDING PARTNER INC.,
By:	/s/ W. David Wilson
	Name:	W. David Wilson
	Title:	President

1999 LIMITED COMPOUNDING PARTNER INC.,
By:	/s/ W. David Wilson
	Name:	W. David Wilson
	Title:	President

POLYONE CANADA INC.,
By:	/s/ W. David Wilson
	Name:	W. David Wilson
	Title:	Vice President—Finance

OCCIDENTAL PETROLEUM CORPORATION (solely for the purposes of Section 2.3, Article IV, and Section 5.9 and Article IX),

By:	/s/ James M. Lienert
	Name:	James M. Lienert
	Title:	Executive Vice President — Finance and Planning

OCCIDENTAL CHEMICAL CORPORATION,
By:	/s/ Dennis F. Blake
	Name:	Dennis F. Blake
	Title:	Senior Vice President — Business Analysis

OCCIDENTAL PVC, LLC,
By:	/s/ Dennis F. Blake
	Name:	Dennis F. Blake
	Title:	Senior Vice President — Business Analysis

OCCIDENTAL PVC LP, INC.,
By:	/s/ J. R. Havert
	Name:	J. R. Havert
	Title:	Vice President and Treasurer

OCCIDENTAL PVC COMPOUND LP, INC.,
By:	/s/ J. R. Havert
	Name:	J. R. Havert
	Title:	Vice President and Treasurer

OXY VINYLS, LP, By: OCCIDENTAL PVC, LLC, general partner
By:	/s/ Dennis F. Blake
	Name:	Dennis F. Blake
	Title:	Senior Vice President

OXY VINYLS CANADA INC.,
By:	/s/ Dennis F. Blake
	Name:	Dennis F. Blake
	Title:	Senior Vice President

PVC POWDER BLENDS, LP,
By:	/s/ John L. Rastetter
	Name:	John L. Rastetter
	Title:	Vice President & Treasurer